UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. 1)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Bed Bath & Beyond Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On June 18, 2020, Bed Bath & Beyond Inc. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for use at the Company’s 2020 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on July 14, 2020 at 10:00 A.M. Eastern Daylight Time.

This amendment to the Proxy Statement is being filed with the SEC by the Company to correct the number of shares of common stock outstanding as of the record date, and to replace the table and disclosure in the section entitled “Our Shareholders” starting on page 57 of the Proxy Statement to correct the corresponding numbers, including the number and percentage of outstanding shares beneficially owned by the Company’s officers and directors.

This amendment does not otherwise modify or update any other disclosures presented in the Proxy Statement.

Amendment to Proxy Statement

The Proxy Statement is hereby amended as follows:

Shareholders of record of the Company’s common stock at the close of business on June 5, 2020 are entitled to receive the notice of the Annual Meeting contained in the Proxy Statement and to vote shares at the Annual Meeting. As of that date, there were 126,034,365 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

The section included under the caption “Our Shareholders” starting on page 57 of the Proxy Statement is hereby replaced in its entirety with the following:

Our Shareholders

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of June 5, 2020 by (i) each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock; (ii) our NEOs; (iii) each of our directors and nominees for director; and (iv) all of our directors and executive officers as a group. Ownership data with respect to our institutional shareholders is based upon information publicly available as described in the footnotes below.

The following table gives effect to the shares of common stock issuable within 60 days of June 5, 2020 upon the exercise of all options and other rights beneficially owned by the indicated shareholders on that date. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated under Section 13 of the Exchange Act, and includes voting and investment power with respect to shares. Percentage of beneficial ownership is based on 126,034,365 shares of our common stock outstanding at June 5, 2020. Except as otherwise noted below, each person or entity named in the following table has sole voting and investment power with respect to all shares of our common stock that he, she or it beneficially owns.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Bed Bath & Beyond Inc., 650 Liberty Avenue, Union, New Jersey 07083.

Name	Position	Number of Shares of Common Stock Beneficially Owned and Percent of Class
FMR LLC		15,021,719	(1)	11.9%
BlackRock, Inc.		14,921,097	(2)	11.8%
The Vanguard Group		12,421,293	(3)	9.9%
Contrarius Investment Management Limited		11,598,442	(4)	9.2%
Dimensional Fund Advisors LP		7,058,092	(5)	5.6%
Legion Partners Asset Management, LLC		6,869,562	(6)	5.5%
Warren Eisenberg	Co-Chairman Emeritus and Co-Founder	1,560,875	(7)	1.2%
Leonard Feinstein	Co-Chairman Emeritus and Co-Founder	1,472,832	(8)	1.2%
Mark J. Tritton	President and Chief Executive Officer and Director	127,286		*
Steven H. Temares	Former Chief Executive Officer and Director	1,020,375	(9)	*
Robyn M. D’Elia	Former Chief Financial Officer and Treasurer	15,543	(10)	*
Stephanie Bell-Rose	Director	12,428		*
Harriett Edelman	Director	8,342		*
John E. Fleming	Director	13,342		*
Patrick R. Gaston	Director	46,089		*
Sue E. Gove	Director	8,342		*
Jeffrey A. Kirwan	Director	13,709		*
JB Osborne	Director	12,428		*
Harsha Ramalingam	Director	8,342		*
Virginia P. Ruesterholz	Director	19,102		*
Joshua E. Schechter	Director	8,342		*
Andrea Weiss	Director	11,851		*
Mary A. Winston	Director and former Interim Chief Executive Officer	94,189		*
Ann Yerger	Director	11,371		*
All Directors and Executive Officers as a Group (21 persons)		401,742		*

*	Less than 1% of the outstanding common stock of the Company.

(1)

Information regarding FMR LLC was obtained from a Schedule 13G filed with the SEC on February 7, 2020 by FMR LLC. The Schedule 13G states that FMR LLC has sole voting power of 2,663,544 shares of common stock and sole dispositive power of 15,021,791 shares of common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)

Information regarding BlackRock, Inc. was obtained from a Schedule 13G filed with the SEC on February 4, 2020 by BlackRock, Inc. The Schedule 13G states that BlackRock, Inc. has sole voting power of 14,433,230 shares of common stock and sole dispositive power of 14,921,097 shares of common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)

Information regarding The Vanguard Group was obtained from a Schedule 13G filed with the SEC on February 12, 2020 by The Vanguard Group. The Schedule 13G states that The Vanguard Group has sole voting power of 119,678 shares of common stock, shared voting power of 19,600 shares of common stock, sole dispositive power of 12,298,747 shares of common stock and shared dispositive power of 122,546 shares of common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Information regarding Contrarius Investment Management Limited was obtained from a Schedule 13G filed with the SEC on February 6, 2020 by Contrarius Investment Management Limited. The Schedule 13G states that Contrarius Investment Management Limited has shared voting power of 11,596,442 shares of common stock and shared dispositive power of 11,598,442 shares of common stock. The address of Contrarius Investment Management Limited is 2 Bond Street, St. Helier, Jersey JE2 3NP, Channel Islands.

(5)

Information regarding Dimensional Fund Advisors LP was obtained from a Schedule 13G filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting power of 6,876,550 shares of common stock and sole dispositive power of 7,058,092 shares of common stock. The address of Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX, 78746.

(6)

Information regarding Legion Partners Asset Management, LLC was obtained from a Schedule 13D filed with the SEC on April 2, 2020 by Legion Partners Asset Management, LLC. The Schedule 13D states that Legion Partners Asset Management, LLC has shared voting power of 6,869,362 shares of common stock and shared dispositive power of 6,869,362 shares of common stock. The address of Legion Partners Asset Management, LLC is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.

(7)

Based on information provided by Mr. Eisenberg in April 2020, the shares shown as being owned by Mr. Eisenberg include: (a) 559,933 shares owned by Mr. Eisenberg individually; (b) 653,000 shares owned by a foundation of which Mr. Eisenberg and his family members are trustees and officers; and (c) 347,942 shares owned by Mr. Eisenberg’s spouse. Mr. Eisenberg has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Eisenberg transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Eisenberg ceased to be an officer of the Company effective April 21, 2019.

(8)

Based on information provided by Mr. Feinstein in April 2020, the shares shown as being owned by Mr. Feinstein include: (a) 423,614 shares owned by Mr. Feinstein individually; (b) 503,000 shares owned by a foundation of which Mr. Feinstein and his family members are directors and officers; (c) 204,978 shares held by trusts for the benefit of Mr. Feinstein’s family members; and (d) 341,240 shares owned by Mr. Feinstein’s spouse. Mr. Feinstein has sole voting power with respect to the shares held by him individually and in trust for which he is the trustee but disclaims beneficial ownership of any of the shares not owned by him individually and in trust for which he is not the trustee. On April 21, 2019, Mr. Feinstein transitioned to the role of Co-Founder and Co-Chairman Emeritus of the Board of Directors of the Company. As a result of this transition, Mr. Feinstein ceased to be an officer of the Company effective April 21, 2019.

(9)

The shares shown as being beneficially owned by Mr. Temares are based on the amount disclosed in his most recent filing on Form 4 filed on May 14, 2019, and include: (a) 916,039 shares owned by Mr. Temares individually; (b) 99,336 shares owned by a family limited partnership, of which Mr. Temares and his spouse are the sole general partners, and of which Mr. Temares and his spouse serve as limited partners together with trusts for the benefit of Mr. Temares, his spouse and his children; and (c) 5,000 shares owned by a family limited partnership established by Mr. Temares’ mother. Mr. Temares has sole voting power with respect to the shares held by him individually and the above described family limited partnership but disclaims beneficial ownership of the shares owned by the family limited partnership established by Mr. Temares’ mother. On May 12, 2019, Mr. Temares stepped down as Chief Executive Officer and on May 13, 2019, resigned from the Board of Directors of the Company.

(10)	The shares reported as beneficially owned by Ms. D’Elia are based on the amount disclosed in her most recent filing on Form 4 filed on May 14, 2019.

3